CERTIFICATE OF DESIGNATIONS OF THE
SERIES B CONVERTIBLE PREFERRED STOCK OF
VIGGLE INC.
I, Mitchell J. Nelson, hereby certify that I am the Executive Vice President and Secretary of Viggle Inc. (the “Company”), a corporation organized and existing under the Delaware General Corporation Law (the “DGCL”), and further do hereby certify:
That pursuant to the authority expressly conferred upon the Board of Directors of the Company (the “Board”) by the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Board on August 27, 2013, adopted the following resolutions creating a series of 50,000 shares of Preferred Stock designated as Series B Convertible Preferred Stock, none of which shares have been issued:
RESOLVED, that the Board designates the Series B Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, preferences, privileges and restrictions relating to such series in addition to any set forth in the Certificate of Incorporation as follows:
TERMS OF SERIES B CONVERTIBLE PREFERRED STOCK
1.Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”). The authorized number of shares of Series B Preferred stock shall be 50,000 shares. Each share of Series B Preferred Stock shall have a par value of $0.001.
2.Ranking. The shares of Series B Preferred Stock rank on parity with all shares of Common Stock with respect to the preferences as to dividends, distributions and payments upon a Liquidation Event.
3.Dividends. From and after the date of issuance of a share of Series B Preferred Stock (the “Issuance Date”), the holder of such share of Series B Preferred Stock (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive dividends (“Dividends”) declared, set apart for or paid upon the Common Stock on parity with the Common Stock as if such share of Series B Preferred Stock was converted into shares of Common Stock in accordance with Section 4 immediately prior to the record date for such Dividend; provided, however, if at the time of a Dividend the Holders are prohibited from converting shares of Series B Preferred Stock pursuant to Section 4(e), then the Holders shall not be entitled to participate in such Dividend at such time as Holders of shares of Series B Preferred Stock.
4.Conversion. Each share of Series B Preferred Stock shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below) on the terms and conditions set forth in this Section 4.
(a)Holder’s Conversion Right. At any time or times on or after the Issuance Date of a share of Series B Preferred Stock (but subject to Section 4(e)), each Holder shall be entitled to convert any whole number of shares of Series B Preferred Stock into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 4(c) at the Conversion Rate (as defined below).
(b)Conversion Rate. The number of validly issued, fully paid and non-assessable shares of Common Stock issuable upon conversion of each share of Series B Preferred Stock pursuant to Section 4(a) shall be determined according to the following formula (the “Conversion Rate”):
Conversion Amount
Conversion Price
No fractional shares of Common Stock are to be issued upon the conversion of any shares of Series B Preferred Stock. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down (as the case may be) to the nearest whole share.
(c)Mechanics of Conversion. The conversion of each share of Series B Preferred Stock shall be conducted in the following manner:
(i)    Holder’s Conversion. Subject to Section 4(e), to convert a share of Series B Preferred Stock into validly issued, fully paid and non-assessable shares of Common Stock on any date (a “Conversion Date”), a Holder shall deliver (whether via facsimile, e-mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion of the share(s) of Series B Preferred Stock subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. If required by Section 4(c)(v), within five (5) Trading Days following a conversion of any such Series B Preferred Stock as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Company the original certificates representing the share(s) of Series B Preferred Stock (the “Preferred Share Certificates”) so converted as aforesaid.
(ii)    Company’s Response. On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice, the Company shall (1) provided that either a registration statement for the resale by such Holder of the applicable shares of Common Stock issuable upon such conversion of such shares of Series B Preferred Stock is effective or such shares of Common Stock are otherwise eligible for resale without restriction (including, without limitation, volume limitations) pursuant to Rule 144 promulgated by the SEC (as defined below) under the 1933 Act (as defined below) and that the Company’s transfer agent (the “Transfer Agent”) is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of shares of Series B Preferred Stock represented by the Preferred Share Certificate(s) submitted for conversion pursuant to Section 4(c)(v) is greater than the number of shares of Series B Preferred Stock being converted, then the Company shall if requested by such Holder, as soon as practicable and in no event later than three (3) Trading Days after receipt of the Preferred Share Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Preferred Share Certificate representing the number of shares of Series B Preferred Stock not converted.
(iii)    Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of shares of Series B Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.
(iv)    Pro Rata Conversion; Disputes. In the event the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such shares of Series B Preferred Stock submitted for conversion, the Company shall convert from each Holder electing to have shares of Series B Preferred Stock converted on such date a pro rata amount of such Holder’s shares of Series B Preferred Stock submitted for conversion on such date based on the number of shares of Series B Preferred Stock submitted for conversion on such date by such Holder relative to the aggregate number of shares of Series B Preferred Stock submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of shares of Series B Preferred Stock, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 15.
(v)    Book-Entry. Notwithstanding anything to the contrary set forth in this Section 4 (but subject to Section 4(e) below), upon conversion of any shares of Series B Preferred Stock in accordance with the terms hereof, no Holder thereof shall be required to physically surrender the certificate representing the shares of Series B Preferred Stock to the Company following conversion thereof unless (A) the full or remaining number of shares of Series B Preferred Stock represented by the certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 4(c)(v)) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of shares of Series B Preferred Stock upon physical surrender of any shares of Series B Preferred Stock. Each Holder and the Company shall maintain records showing the number of shares of Series B Preferred Stock so converted by such Holder and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of the certificate representing the shares of

Series B Preferred Stock upon each such conversion. In the event of any dispute or discrepancy, such records of the Company establishing the number of shares of Series B Preferred Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any shares of Series B Preferred Stock, the number of shares of Series B Preferred Stock represented by such certificate may be less than the number of shares of Series B Preferred Stock stated on the face thereof. Each certificate for shares of Series B Preferred Stock shall bear the following legend:
ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES B PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 4(c)(v) THEREOF. THE NUMBER OF SHARES OF SERIES B PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES B PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 4(c)(v) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES B PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.
(d)Taxes. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof), issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of shares of Series B Preferred Stock.
(e)Limitation on Conversion. Notwithstanding anything to the contrary contained in this Certificate of Designations, the Series B Preferred Stock shall only be convertible from and after the earlier of either of: (x) the first Trading Day immediately following (i) the Closing Sale Price of the Common Stock being equal to or greater than $1.67 per share (as adjusted for stock dividends, stock splits, stock combinations and other similar transactions occurring with respect to the Common Stock from and after the Initial Issuance Date) for a period of five (5) consecutive Trading Days following the Initial Issuance Date (such five (5) consecutive Trading Days on which the condition in this clause (i) is satisfied are referred to herein as the “Measuring Period”) and (ii) the average daily trading volume of the Common Stock (as reported on Bloomberg) on the principal securities exchange or trading market where the Common Stock is listed or traded during the Measuring

Period equaling or exceeding 25,000 shares of Common Stock per Trading Day (the conditions set forth in the immediately preceding clauses (i) and (ii) are referred to herein as the “Trading Price Conditions”) or (y) immediately prior to the consummation of a Fundamental Transaction (regardless of whether the Trading Price Conditions have been satisfied prior to such time).
5.Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Initial Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 5 shall become effective immediately after the effective date of such subdivision or combination. “Initial Issuance Date” means the first date of issuance of any shares of Series B Preferred Stock.
6.Authorized Shares.
(a)    Reservation. The Company shall reserve out of its authorized and unissued Common Stock a number of shares of Common Stock equal to the Conversion Rate with respect to the Conversion Amount of each share of Series B Preferred Stock as of the applicable Issuance Date thereof. So long as any of the shares of Series B Preferred Stock are outstanding, the Company shall take all action reasonably necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the shares of Series B Preferred Stock then outstanding, provided that at no time shall the number of shares of Common Stock so available be less than the number of shares required to be reserved by the previous sentence (the “Required Amount”). The number of shares of Common Stock reserved for conversions of the shares of Series B Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of shares of Series B Preferred Stock held by each Holder on the Initial Issuance Date or increase in the number of reserved shares (as the case may be) (the “Authorized Share Allocation”). In the event a Holder shall sell or otherwise transfer any of such Holder’s shares of Series B Preferred Stock, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any shares of Series B Preferred Stock shall be allocated to the remaining Holders of shares of Series B Preferred Stock, pro rata based on the number of shares of Series B Preferred Stock then held by such Holders.
(b)    Insufficient Authorized Shares. If, notwithstanding Section 6(a) and not in limitation thereof, at any time while any of the shares of Series B Preferred Stock remain outstanding the Company does not have a sufficient number of authorized and unissued shares of Common Stock to satisfy its obligation to have available for issuance upon conversion of the shares of Series B Preferred Stock at least a number of shares of Common Stock equal to the Required Amount (an “Authorized Share Failure”), then the Company shall promptly (but in no event later than one hundred eighty (180) days after the occurrence of such Authorized Share Failure) take all action reasonably necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve and have available the Required Amount for all of the shares of Series B Preferred Stock then outstanding. In connection therewith, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock or obtain the written consent of the holders of the required number of shares of Common Stock in lieu of such a meeting.
7.Voting Rights. Holders of shares of Series B Preferred Stock shall have no voting rights, except as required by law (including without limitation, the DGCL) and as expressly provided in this Certificate of Designations. To the extent that under the DGCL the vote of the holders of the Series B Preferred Stock, voting separately as a series, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holders shall constitute the approval of such action by the series. Holders of the Series B Preferred Stock shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Company’s bylaws and the DGCL).
8.Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, each Holder of a share of Series B Preferred Stock shall be entitled to receive in cash out of the assets of the Company legally available for distribution to its stockholders, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), on parity with the holders of Common Stock, an amount with respect to each share of Series B Preferred Stock then held by such Holder equal to the amount per share such Holder would receive if such Holder converted such share of Series B Preferred Stock into Common Stock in accordance with Section 4 (if, but only if, then convertible thereunder) immediately prior to such Liquidation Event. To the extent necessary, the Company shall cause such actions to be taken by each of its subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 8.
9.Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificates representing shares of Series B Preferred Stock (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of an indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the certificate(s), the Company shall execute and deliver new certificate(s) of like tenor and date.
10.Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any Person as the drafter hereof.
11.Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Certificate of Designations must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:
If to the Company:
Viggle Inc.
902 Broadway, 11th Floor
New York, New York 10022
E-mail: fx@viggle.com
Facsimile: (212) 750-3034
Attention: Chief Executive Officer

If to a Holder, to its address, facsimile number or e-mail address (as the case may be) set forth in the books and records of the Company, or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.
12.Transfer of Series B Preferred Stock. A Holder may transfer some or all of its shares of Series B Preferred Stock without the consent of the Company so long as such transfer complies with all applicable securities laws.
13.Series B Preferred Stock Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Series B Preferred Stock, in which the Company shall record the name, address, facsimile number and e-mail address of the Persons in whose name the shares of Series B Preferred Stock have been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Series B Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.
14.Stockholder Matters; Amendment.
(a)    Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the DGCL, the Certificate of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Series B Preferred Stock may be effected by written consent of the Company’s stockholders or at a duly called meeting of the Company’s stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.
(b)    Amendment. This Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the DGCL, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the DGCL and the Certificate of Incorporation.
15.    Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price or the Closing Sale Price or the arithmetic calculation of the Conversion Rate, the Company or the applicable Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile or e-mail (i) within five (5) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or such Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after such Holder learned of the circumstances giving rise to such dispute. If such Holder and the Company are unable to agree upon such determination or calculation within ten (10) Business Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to the Company or such Holder (as the case may be), then the Company shall, within five (5) Business Days, submit via facsimile or e-mail (a) the disputed determination of the Conversion Price or the Closing Sale Price (as the case may be) to an independent, reputable investment bank selected by the Company or (b) the disputed arithmetic calculation of the Conversion Rate to an independent, outside accountant or accounting firm selected by the Company. The Company shall cause such investment bank or such accountant or accounting firm (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and such Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s, accountant’s or accounting firm’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error or fraud, and the fees and expenses of such investment bank, such accountant or such accounting firm (as the case may be) shall be borne equally by the Company and such Holder.

16.    Non-Redeemable. The shares of Series B Preferred Stock shall not be redeemable either at the Company’s option or at the option of any of the Holders at any time.
17.    Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:
(a)    “1933 Act” means the Securities Act of 1933, as amended.
(b)    “Bloomberg” means Bloomberg, L.P.
(c)    “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
(d)    “Closing Sale Price” means, for any security as of any date, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the applicable Holder. If the Company and such Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable period.
(e)    “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.
(f)    “Conversion Amount” means, with respect to a particular share of Series B Preferred Stock, as of the applicable date of determination, the Stated Value thereof as of such date of determination.
(g)    “Conversion Price” means, with respect to a particular share of Series B Preferred Stock, as of any Conversion Date, $1.15, subject to adjustment as provided herein.
(h)    “Fundamental Transaction” means (i) a sale of all or substantially all of the assets of the Company, (ii) a sale of at least 90% of the shares of capital stock of the Company or (iii) a merger, consolidation or other business combination as a result of which the holders of capital stock of the Company prior to such merger, consolidation or other business combination (as the case may be) hold in the aggregate less than 50% of the Voting Stock of the surviving entity immediately following the consummation of such merger, consolidation or other business combination (as the case may be), in each case of clauses (i), (ii) and (iii), the Board has determined that the aggregate implied value of the Company’s capital stock in such transaction is equal to or greater than $125,000,000.
(i)     “Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such subsidiaries of the Company the assets of which constitute all or substantially all of the assets of the business of the Company and its subsidiaries, taken as a whole.
(j)    “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.
(k)    “Required Holders” means the holders of at least a majority of the outstanding shares of Series B Preferred Stock.
(l)    “SEC” means the Securities and Exchange Commission or the successor thereto.
(m)    “Stated Value” shall mean $1,000 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Series B Preferred Stock.
(n)    “Trading Day” means any day on which The New York Stock Exchange (and each successor thereto) is open for trading of securities.
(o)    “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
* * * * *

EXHIBIT I

VIGGLE INC.
CONVERSION NOTICE
Reference is made to the Certificate of Designations of the Series B Convertible Preferred Stock of Viggle Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series B Preferred Stock (as defined in the Certificate of Designations) indicated below into shares of Common Stock (as defined in the Certificate of Designations) as of the date specified below.
Date of Conversion:
Number of shares of Series B Preferred Stock to be converted:
Share certificate no(s). of Series B Preferred Stock to be converted:
Tax ID Number (If applicable):
Conversion Price:_________________________________________________________
Number of shares of Common Stock to be issued:
Please issue the shares of Common Stock into which the shares of Series B Preferred Stock are being converted in the following name and to the following address:
Issue to:

Address: _________________________________________
Telephone Number: ________________________________
Facsimile Number:
Holder:
By:
Title:
Dated:_____________________________
Account Number (if electronic book entry transfer):
Transaction Code Number (if electronic book entry transfer):

The undersigned declares under penalty of perjury under the laws of the State of New York that the matters set forth in this certificate are true and correct of his own knowledge.
The undersigned has executed this certificate on September 3, 2013.

/s/ Mitchell J. Nelson
Name:    Mitchell J. Nelson
Title:     Executive Vice President & Secretary